Exhibit 10.3

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is entered into and effective as of August 18th, 2008, by and between TWIN CITIES POWER, L.L.C., a Minnesota Limited Liability Company, with its principal place of business at 17725 Juniper Path, Lakeville, Minnesota 55044 (the “COMPANY”) and Stephanie Staska, individual residence at 1521 78th Avenue, Roberts, Wisconsin 54023 (the “EMPLOYEE”).

A.            The parties wish to provide for the employment of the EMPLOYEE by the COMPANY.

B.            The EMPLOYEE wishes to receive compensation from the COMPANY for the EMPLOYEE’s services, and the COMPANY wants reasonable protection of its confidential business and technical information that has been acquired and is being developed by the COMPANY at substantial expense.

The COMPANY and the EMPLOYEE, each intending to be legally bound, agree as follows:

1.                                       Employment. Subject to all of the terms and conditions of this Agreement, the COMPANY agrees to employ the EMPLOYEE as a Risk/Operations Manager in the business of the COMPANY, and the EMPLOYEE accepts such employment.

2.                                       Duties.

(a)           The EMPLOYEE will devote substantially all of its/his business hours to, and, during such time, make the best use of its/his energy, knowledge and training in advancing the COMPANY’s interests. The EMPLOYEE will diligently and conscientiously perform the duties of the EMPLOYEE’s position within the general guidelines to be determined and assigned by the COMPANY’s Division President. The EMPLOYEE will report to the Division President, who will be responsible for evaluating job performance. While the EMPLOYEE is employed by the COMPANY, the EMPLOYEE will keep the COMPANY informed of any other business activities or outside employment, and will promptly stop any activity or employment that might conflict with the COMPANY’s interests or adversely affect the performance of the EMPLOYEE’s duties for the COMPANY.

(b)           Notwithstanding the above, the EMPLOYEE shall be permitted, to the extent such activities do not substantially interfere with the performance of its/his duties and responsibilities to (i) manage its/his personal, financial and legal affairs, (ii) serve on civic or charitable boards or committees, (iii) serve on boards of other companies of organization that do not compete with TCPG or its subsidiaries in any shape or form, and the EMPLOYEE shall be entitled to receive and retain all remuneration received by it/him from the items listed in clauses (i) through (iii) of this paragraph.

3.                                       Term. The term of this Agreement shall commence on the date first written above and continue unless terminated in accordance with Section 5 below.

4.                                       Compensation.

(a)           Salary. The COMPANY agrees to pay the EMPLOYEE an annual base salary of $100,000,00 (the “Base Salary”), in equal semi-monthly installments, and in arrears, in accordance with the standard payroll practices of the COMPANY. Within 30 days of the anniversary date of this Agreement and within 30 days of every anniversary thereafter, during the term of this Agreement, the Base Salary will be reviewed by the Division President, considering both the EMPLOYEE’s performance and the performance of the COMPANY during the preceding calendar year. If the EMPLOYEE’s Base Salary is adjusted by the COMPANY, such adjusted Base Salary shall then constitute the Base Salary for all purposes under this Agreement.

(b)           Benefits and Vacation. The EMPLOYEE will be entitled to participate in all benefit plans adopted by the COMPANY to the extent that the terms of such benefit plans permit the EMPLOYEE to participate. The EMPLOYEE will be entitled to 25 days per year of personal time off (“PTO”) and all legal holidays observed by the COMPANY, in each case, in accordance with the COMPANY’s policies as in effect from time-to-time. In the event EMPLOYEE does not use all PTO for a given fiscal year, up to 2 days of unused PTO may be carried over to the next fiscal year. The EMPLOYEE will be additionally be allowed to work from home up to 60% of all work days.

(c)           Tuition Reimbursement. The COMPANY agrees to pay the EMPLOYEE an annual distribution payable in January of each year of $5,250 until such time the principal of the EMPLOYEE’s student loans are paid off.

(d)           401k. The COMPANY agrees to establish a 401k for EMPLOYEE by December 31, 2008, with a COMPANY match that meets or exceeds competitors within the industry.

(e)                                  Bonus. The employee will be eligible for an annual bonus of 30-50% of Base Pay based on EMPLOYEE and COMPANY performance.

5.                                       Termination. Subject to the respective continuing obligations of the COMPANY and the EMPLOYEE under Sections 6 and 7 below:

(a)                                  Employment At-Will. Nothing in this Agreement is intended to establish any minimum period of the EMPLOYEE’s continuing employment, and such employment continues to be on an “at-will” basis. The EMPLOYEE acknowledges that it/his employment with COMPANY is terminable at will at any time by either party.

(b)                                 The COMPANY may terminate this Agreement immediately upon written notice to the EMPLOYEE for cause, which will include (i) dishonesty, fraud, material and deliberate injury or attempted injury, in each case related to the COMPANY or its business, (ii) any unlawful or criminal activity of a serious nature, (iii) any willful breach of duty or habitual neglect of duty or (iv) any breach of Sections 6 or 7 of this Agreement.

(c)                                  This Agreement will terminate upon the EMPLOYEE’s death, “permanent disability” or dissolution of the EMPLOYEE as the case might be. For purposes of this Agreement the term “permanent disability” means the occurrence of an event which constitutes permanent and total disability within the meaning of Section 22(e)(3) of the Code. In the event of the EMPLOYEE’s death, “permanent disability” or dissolution as the case might be all outstanding amounts due and payable to the EMPLOYEE under this agreement shall be paid to EMPLOYEE’s estate.

(d)                                 If, at any time after the completion of the EMPLOYEE’s first year of service, the COMPANY terminates the EMPLOYEE for reasons other than cause, the COMPANY will pay the EMPLOYEE three months of salary as severance pay.

(f)                                    In the event that the EMPLOYEE terminates employment without cause, the EMPLOYEE will forfeit the guaranteed remainder portion of the salary and the severance pay set forth in paragraph 5(d).

6.                                       Inventions.

(a)                                  Definition. “Inventions,” as used in this Agreement, means any inventions, discoveries, software programs, code, improvements and ideas, whether or not in writing or reduced to practice and whether or not patentable or copyrightable, made, authored or conceived by the EMPLOYEE, whether by the EMPLOYEE’s individual efforts or in connection with the efforts of others, and that either (i) relate in any way to the COMPANY’s business, products or processes, past, present, anticipated or under development, or (ii) result in any way from the EMPLOYEE’s employment by the COMPANY, or (iii) use the COMPANY’s equipment, supplies, facilities or trade secret information.

(b)           Ownership of Inventions. The EMPLOYEE agrees that all Inventions made by the EMPLOYEE during the period of the EMPLOYEE’s employment with the COMPANY and for six (6) months thereafter, whether made during the working hours of the COMPANY or on the EMPLOYEE’s own time, will be the sole and exclusive property of the COMPANY. The EMPLOYEE will, with respect to any Invention: (i) keep current, accurate, and complete records, which will belong to the COMPANY and be kept and stored on the COMPANY’s promises; (ii) promptly and fully disclose the existence and describe the nature of the Invention to the COMPANY in writing (and without request); (iii) assign (and the EMPLOYEE hereby assigns) to the COMPANY all of the EMPLOYEE’s right, title and interest in and to the Invention, any applications the EMPLOYEE makes for patents or copyrights in any country, and any patents or copyrights granted to the EMPLOYEE in any country; and (iv) acknowledge and deliver promptly to the COMPANY any written instruments, and perform any other acts necessary in the COMPANY’s opinion to preserve property rights in the Invention against forfeiture, abandonment or loss and to obtain and maintain letters patent and/or copyrights on the Invention and to vest the entire right and title to the Invention in the COMPANY. The EMPLOYEE agrees to perform promptly (without charge to the COMPANY but at the expense of the COMPANY) all acts as may be necessary in the COMPANY’s opinion to preserve all patents and/or copyrights granted upon the EMPLOYEE’s Inventions or to prevent forfeiture, abandonment or loss.

The requirements of this Section 6(b) do not apply to any Invention for which no equipment, supplies, facility or trade secret information of the COMPANY was used and which was developed entirely on the EMPLOYEE’s own time, and (i) which does not relate directly to the COMPANY’s business or to the COMPANY’s actual or demonstrably anticipated research or development, or (ii) which does not result from any work the EMPLOYEE performed for the

COMPANY. The EMPLOYEE represents that, except as disclosed below, as of the date of this Agreement, the EMPLOYEE has no rights under and will make no claims against the COMPANY with respect to, any inventions, discoveries, improvements, ideas or works of authorship which would be Inventions if made, conceived, authored or acquired by the EMPLOYEE during the term of this Agreement.

(d)           Works Made for Hire. To the extent that any Invention qualities as “work made for hire” as defined in 17 U.S.C. § 101 (1976), as amended, such Invention will constitute “work made for hire” and, as such, will be the exclusive property of the COMPANY.

(e)           Other Works. If any invention does not qualify as “work made for hire” as defined in 17 U.S.C.. §101 (1976), as amended, EMPLOYEE agrees to assign the patent right, copyright, and all other protectable interest rights in the Invention to the COMPANY.

(f)            Presumption. In the event of any dispute, arbitration or litigation concerning whether any Invention made or conceived by the EMPLOYEE is the property of the COMPANY, such Invention will be presumed the property of the COMPANY and the EMPLOYEE will bear the burden of establishing otherwise, and if it is established otherwise, the COMPANY will reimburse EMPLOYEE for the cost of arbitration or litigation involved in such determination.

(f)            Survival. The obligations of this Section 6 will survive the termination of this Agreement.

7.                                       Confidential Information.

(a)           Prohibition on Use of Confidential Information. The EMPLOYEE agrees not to directly or indirectly disclose or use at any time, either during or subsequent to its/his employment by the COMPANY and any of its subsidiaries or affiliates (which obligation will survive indefinitely), any code, software, technology, trade secrets, know-how, or other information, knowledge, or data possessed, used or licensed by the COMPANY or to which the EMPLOYEE gains access in connection with its/his employment and which the COMPANY deems confidential, proprietary or protected under grant of license or which the EMPLOYEE has reason to believe is confidential, proprietary or protected under grant of license, except as such disclosure or use may be required in connection with its/his work for the COMPANY or unless the EMPLOYEE first secures the written consent of the COMPANY. Upon termination of its/his employment, the EMPLOYEE will promptly return to the COMPANY all originals and all copies of all property and assets of the COMPANY created or obtained by the EMPLOYEE as a result of or in the course of or in connection with its/his employment with the COMPANY which are in the EMPLOYEE’s possession or control, whether confidential or not, including, but not limited to computer files, software programs, computer equipment, correspondence, notes, memoranda, notebooks, drawing, customer lists, or other documents delivered to the EMPLOYEE concerning any idea, product, apparatus, invention or process manufactured, used, developed, investigated, or marketed by the COMPANY during the period of its/his employment.

(b)           Third-Party Information. The EMPLOYEE understands and acknowledges that the COMPANY has a policy prohibiting the receipt by the COMPANY of any confidential information in breach of the EMPLOYEE’s obligations to third parties and does not desire to receive any confidential information under such circumstances. Accordingly, the EMPLOYEE will not disclose to the COMPANY or use in the performance of any duties for the COMPANY any confidential information in breach of an obligation to any third party. The EMPLOYEE represents that it/he has provided the COMPANY with a copy of any agreement by which the EMPLOYEE is bound that restrict the EMPLOYEE’s use of any third party’s confidential information and all such agreements are set forth on Exhibit “B” which is incorporated herein.

(c)           Survival. The obligations of this Section 7 will survive the termination of this Agreement.

8.                                       Miscellaneous.

(a)           Conflicts of Interest. The EMPLOYEE agrees that it/he will not, directly or indirectly, transact business with the COMPANY personally, or as an agent, owner, partner or shareholder of any other entity, provided, however, that any such transaction maybe entered into if approved by the Board.

(b)           No Adequate Remedy. The EMPLOYEE understands that if the EMPLOYEE fails to fulfill the EMPLOYEE’s obligations under this Agreement the damages to the COMPANY would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the COMPANY at law, in equity, or by statute, the

EMPLOYEE hereby consents to the specific enforcement of this Agreement by the COMPANY through an injunction or restraining order issued by an appropriate court.

(c)                                  Successors and Assigns. This Agreement is binding on and inures to the benefit of the COMPANY’S successors and assigns, (all of which are included in the team the “COMPANY” as it is used in this Agreement); provided, however, that the COMPANY may assign this Agreement only in connection with a merger, consolidation, assignment, sale of other disposition of substantially all of its assets or business.

(d)                                 Modification. This Agreement may be modified or amended only by a written statement signed by both the COMPANY and the EMPLOYEE.

(e)                                  Governing Law. The laws of the State of Minnesota will govern the validity, construction and performance of this Agreement. Any legal proceeding related to this Agreement will be brought in an appropriate Minnesota court, and both the COMPANY and the EMPLOYEE hereby consent to the exclusive jurisdiction of that court for this purpose.

(f)                                    Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

(g)                                 Waivers. No failure or delay by either the COMPANY or the EMPLOYEE in exercising any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either the COMPANY or the EMPLOYEE of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

(h)                                 Captions. The headings in this Agreement are for convenience only and do not affect this Agreement’s interpretation,

(i)                                     Entire Agreement. This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings and understandings between the parties concerning the maters in this Agreement, including without limitation any policy or personnel manuals of the COMPANY.

(j)            Notices. All notices and other communications required or permitted under this Agreement will be in writing and will be hand delivered or sent by registered or certified first class mail, postage prepaid and will be effective upon delivery if hand delivered, or three (3) days after mailing if mailed to the address stated at the beginning of the Agreement. These addresses may be changed at any time by like notice.

The COMPANY and the EMPLOYEE have duly executed this Agreement as of the date and year opposite their names below.

TWIN CITIES POWER, L.L.C.

/s/ Timothy S. Krieger	Dated: 8/18/2008
By: TIM KRIEGER
Its: President/Chief Manager

EMPLOYEE
/s/ Stephanie Staska	Dated: 8/18/2008
By: Stephanie Staska

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (First Amendment) is entered into and effective this 1st Day of January, 2012 by and between TWIN CITIES POWER, L.L.C., a Minnesota Limited Liability Company, with its principal place of business at 16233 Kenyon Avenue, Suite 210, Lakeville, Minnesota 55044 (the “COMPANY”) and STEPHANIE STASKA, an individual with her principal residence at 1521 78th Avenue, Roberts, Wisconsin 54023 (the “EMPLOYEE”).

The PARTIES entered into an Employment Agreement on the 18th day of August 2008 (the “Employment Agreement”);

The PARTIES wish to amend certain terms and conditions in the Employment Agreement pursuant to this First Amendment.

The PARTIES have herein agreed to the amended terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants, terms, and conditions herein contained, it is hereby agreed by and between the PARTIES:

1.               Section 4 Compensation is amended.

a)              Salary. The COMPANY agrees to pay the EMPLOYEE an annual base salary of $136,000.00 (the “Base Salary”), in equal semi-monthly installments, and in arrears, in accordance with the standard payroll practices of the COMPANY. Within 30 days of the anniversary date of this Agreement and within 30 days of every anniversary thereafter, during the term of this Agreement, the Base Salary will be reviewed by the President, considering both the EMPLOYEE’s performance and the performance of the COMPANY during the preceding calendar year. If the EMPLOYEE’s Base Salary is adjusted by the COMPANY, such adjusted Base Salary shall then constitute the Base Salary for all purposes under this Agreement.

b)             Benefits and Vacation. The EMPLOYEE will be entitled to participate in all benefit plans adopted by the COMPANY to the extent that the terms of such benefit plans permit the EMPLOYEE to participate. The EMPLOYEE will be entitled to 25 days per year of personal time off (“PTO”) and all legal holidays observed by the COMPANY, in each case, in accordance with the COMPANY’s policies as in effect from time-to-time. In the event EMPLOYEE does not use all PTO for a given fiscal year, up to 2 days of unused PTO may be carried over to the next fiscal year.  The EMPLOYEE will be additionally allowed to work from home up to 60% of all work days depending on the workload of the COMPANY as determined in the total discretion of the President of the COMPANY.

c)              Tuition Reimbursement.  The COMPANY agrees to pay the EMPLOYEE an annual distribution payable in January of each year of $5,250 until such time as the principal of the EMPLOYEE’s student loans are paid off.  The EMPLOYEE shall submit evidence of the principal balance due on the Student Loans annually.

d)             401K. The COMPANY agrees to establish a 401k for EMPLOYEE by December 31, 2008.

e)              Bonus. The EMPLOYEE shall be eligible for a discretionary bonus based on the profitability of the COMPANY.

2.               All other terms and conditions of the Employment Agreement dated the 18th day of August 2008 remain unchanged except as hereinbefore amended.

The COMPANY and the EMPLOYEE have duly executed this First Amendment to the Employment Agreement as of the date and year opposite to their names below.

TWIN CITIES POWER, L.L.C.

/s/ Timothy S. Krieger		Dated:	1/10/12
By: TIM KRIEGER
Its: President/Chief Manager

EMPLOYEE

/s/ Stephanie Staska		Dated:	1/5/12
By:	STEPHANIE STASKA